GENERAL SERVICES AGREEMENT

     This Agreement dated as of July 17, 1997 (the "Agreement") by and between Marcam Corporation, a Massachusetts corporation (the "Company"), and Marcam Solutions, Inc., a Delaware corporation ("Marcam Solutions"):

                                   WITNESSETH:

     WHEREAS, the Company and Marcam Solutions have entered into the Distribution Agreement dated as of July 17, 1997 (the "Distribution Agreement"), pursuant to which the Company will transfer to Marcam Solutions certain assets relating to the Marcam Solutions Business (as defined in the Distribution Agreement);

     WHEREAS, the Company intends to distribute all of the outstanding shares of Marcam Solutions Common Stock (as defined in the Distribution Agreement) to its stockholders in the manner specified in the Distribution Agreement;

     WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, each party hereto has requested that the other party provide it with certain consulting, management, administrative and legal services as contemplated by this Agreement;

     NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Marcam Solutions (collectively, the "Parties" and each a "Party") hereby agree as follows:

     1. Services to be Rendered. Each Party shall render to the other from time to time, upon request and subject to the availability of necessary resources, those routine and ordinary tax, accounting, legal, administrative and securities laws reporting-related services consistent with past practice and which such other Party can provide with its existing staff and facilities (the "Services"). By agreeing to provide the Services as an accommodation to each other, neither Party is making any representations or warranties as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, neither Party shall be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific current employees; (iii) maintain any specific level of staffing; or (iv) purchase, lease, or license any additional equipment, software or facility. Each Party shall be responsible for scheduling times for the performance of all Services and shall use its reasonable efforts to provide the other Party with advance notice of its requirements for Services to facilitate its employee scheduling and preparation for such Services in a manner that does not conflict with such Party's employees' other responsibilities. This Agreement shall not apply to Services provided pursuant to the Tax Sharing Agreement (as defined in the Distribution Agreement).

     2. Compensation. For the Services rendered by one Party to the other Party pursuant to this Agreement, the Party requesting Services shall pay to the Party providing Services the sum of (i) an amount equal to 135% of the pro rated salary of the person or persons providing the


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requested Services, (ii) an amount equal to three percent (3%) of the amount specified in clause (i) above, and (iii) directly related out-of-pocket expenses, including, without limitation, travel, meals, couriers and third-party consultants and experts associated with providing such Services (the "Allocated Amounts"). The Allocated Amounts will be invoiced at the end of each month during the term of this Agreement and the Party requesting Services shall pay to the Party providing Services such invoiced amounts within thirty days of receipt of the invoice.

     3. Term; Termination.

          (a) This Agreement shall be effective as of the date hereof and shall continue in full force and effect until September 30, 1998 (the "Term"), unless sooner terminated as provided herein. Notwithstanding the foregoing, the Parties hereto may agree from time to time to discontinue providing or receiving particular Services as provided hereunder.

          (b) Either Party may terminate this Agreement by written notice to the other Party, effective immediately upon its sending, if the other Party shall file a petition in bankruptcy, shall be adjudicated as bankrupt, shall take advantage of the insolvency laws of any jurisdiction to which it is subject, shall make an assignment for the benefit or creditors, shall be voluntarily or involuntarily dissolved, shall admit in writing its inability to pay debts as they come due, or shall have a receiver, trustee or other court officer appointed for its property.

          (c) Either Party may terminate this Agreement if the other Party shall fail to perform or shall be in breach of any of its material obligations hereunder, and shall have failed or been unable to remedy said failure or breach within thirty (30) days after receipt of written notice from the nonbreaching Party with respect thereto. In addition to the foregoing, the nonbreaching Party shall be entitled all remedies available under law or equity, subject to the limitations on liability expressed herein.

          (d) The Parties' rights and obligations under Sections 2 and 4 though 9 shall survive any expiration or termination of this Agreement.

     4. Confidentiality; Records.

          (a) For purposes of this Agreement, "Confidential Information" shall mean (i) all technical and business information disclosed in any manner or form, including financial plans and records, marketing plans, business strategies, trade secrets, present and proposed products, computer software programs, source code, object code, technical documentation relating to any computer software programs, source code, object code, or any enhancements or modifications thereto, information regarding or embodied in the Licensed Software (as defined in the Back-Up License Agreement) or any Proprietary Rights, relationships with third parties, customer lists, information regarding customers, suppliers, founders, employees and affiliates shall be deemed to be Confidential Information, regardless of whether it is disclosed in writing or orally or marked or otherwise identified as proprietary or confidential, and (ii) all other information disclosed by one party to the other party pursuant to this Agreement and identified by the



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disclosing party as proprietary or confidential, or if disclosed orally, summarized in written format within thirty (30) days of disclosure.

          (b) All information provided in connection with this Agreement will be provided subject to the following terms and conditions: (i) the receiving party shall not disclose Confidential Information of the disclosing party to any Person other than the directors, officers and employees of the receiving party who have a need to have access to such Confidential Information to perform the receiving party's obligations under this Agreement; (ii) the disclosing party's Confidential Information shall be used only as necessary for performance of the receiving party's obligations under this Agreement and the receiving party shall not make more copies of the Confidential Information than is necessary for such use; (iii) the receiving party shall not have any obligation with respect to any Confidential Information of the disclosing party which the receiving party can establish is or becomes publicly available through no fault of the receiving party, was lawfully obtained by the receiving party without any obligation to maintain the Confidential Information as proprietary or confidential from a third party who was also not subject to any obligation to maintain the Confidential Information as proprietary or confidential, was previously known to the receiving party without any obligation to keep it confidential or was independently developed by the receiving party; (iv) no license to either parties' Confidential Information is either granted or implied by the disclosure of Confidential Information; (v) on the earlier of fourteen (14) days of a request by the disclosing party or termination or expiration of this Agreement, the receiving party shall return or destroy all property, including documents, records, tapes, and any other media as well as all copies thereof, in its possession or under its control that contains Confidential Information of the disclosing party and shall certify in writing to the disclosing party that this provision has been complied with; (vi) the duties and obligations to protect Confidential Information shall survive termination of this Agreement; and (vii) the parties recognize and acknowledge that the Confidential Information may have competitive value and that irreparable damage might result to the disclosing party if Confidential Information is improperly disclosed by the receiving party to any unauthorized Person. The parties agree that legal proceedings at law or in equity, including injunctive relief, may be appropriate in the event of a breach hereof. Notwithstanding anything to the contrary set forth in the Distribution Agreement, this Section 4 shall govern all matters relating to information disclosed pursuant to this Agreement.

          (c) Each Party shall maintain for a reasonable period of time accurate records of all matters which relate to its obligations hereunder. To the extent that such records may be relevant in determining if a Party is complying with its obligations hereunder, the other Party and its authorized representatives shall, on reasonable prior notice, have access to such records for inspection, copying and audit during normal business hours.

     5. Prevention of Performance. No Party shall be determined to be in violation of this Agreement if it is prevented or delayed from performing any of its obligations hereunder for any reason beyond its reasonable control, including, without limitation, acts of God, nature or of public enemy, strikes or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.



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     6. Independent Contractor; Indemnification.

          (a) It is expressly agreed by the Parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either Party hereto shall be construed to make or render the other Party its principal, agent, joint venturer or associate, except to the extent specified herein.

          (b) Subject to Section 6(c), each Party shall indemnify, defend and hold the other Party and its directors, officers, employees and agents harmless from and against all damages, losses and reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by such Party in the course of performing the duties prescribed hereby, except for damages, losses and out-of-pocket expenses incurred as a result of any willful misconduct or negligence of any director, officer, employee or agent of the other Party.

          (c) Neither Party assumes any responsibility to the other Party under this Agreement other than to render the Services called for under this Agreement in good faith and shall have no liability to the other Party, except for gross negligence or willful misconduct. Each Party's sole remedy on account of the failure of the other Party to render the Services as and when required hereunder shall be to procure services elsewhere.

     7. Distribution Agreement. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Distribution Agreement shall have the meanings assigned to them in the Distribution Agreement. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, the provisions of the Distribution Agreement shall control. Unless otherwise set forth in this Agreement, the rules of construction, documentary conventions and dispute resolution procedures set forth in the Distribution Agreement (including the provisions of Article VII thereof) shall apply to this Agreement.

     8. Governing Law. This Agreement shall be governed by, and construed and enforced with, the substantive law of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws thereof.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      MARCAM CORPORATION



                                      By: ______________________________
                                          Michael J. Quinlan
                                          President and Chief Executive Officer


                                      MARCAM SOLUTIONS, INC.



                                      By: ______________________________
                                          Michael J. Quinlan
                                          President and Chief Executive Officer




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